Exhibit 99.1

PRESS RELEASE

AdaptHealth Appoints Stephen Griggs Chief Executive Officer

Plymouth Meeting, PA – June 14, 2021 – AdaptHealth Corp. (NASDAQ: AHCO) (“AdaptHealth” or the “Company”) announced today that its Board of Directors (the “Board”) has appointed Stephen Griggs as Chief Executive Officer of the Company, effective immediately. Mr. Griggs, who is also a member of the Board, joined AdaptHealth in February 2021 as Co-CEO following the Company’s acquisition of AeroCare Holdings, Inc., which Mr. Griggs founded and led as President and CEO.

The Company also announced that Luke McGee has resigned from his positions as Co-CEO of AdaptHealth and a member of the Board.

A Special Committee of independent directors, established by the Board to oversee a thorough investigation of any connection between Mr. McGee’s private activities and the Company, retained DLA Piper, an independent law firm, to conduct this investigation. DLA Piper reported to the Special Committee on June 11, 2021 that the investigation is substantially complete and that they could state with a high degree of confidence that the Company had no involvement in, or connection to, Mr. McGee’s alleged conduct.

“Steve’s extensive management experience, along with health sector expertise and a proven record building high-growth companies, has already been instrumental in bolstering AdaptHealth’s growth trajectory. The board has complete confidence in his ability to lead the company to even greater success as CEO,” AdaptHealth Board Chair Richard Barasch said. “I thank the Special Committee for moving quickly and diligently to establish the facts, and we now look forward to dedicating our full energies to achieving our strategic and operational objectives.”

Mr. Griggs said, “I look forward to leading AdaptHealth into the next phase of its growth with some of the best management talent in the business – President Josh Parnes, CFO Jason Clemens and the rest of our senior team. AdaptHealth has never been stronger and with the integration of AeroCare firmly on course, we can focus our full attention on delivering strong organic growth in our core business, enhancing our role in chronic disease management and deploying capital on strategic M&A opportunities.”

Mr. Griggs founded AeroCare in 2000 to provide oxygen, respiratory therapy services and home medical equipment to the home and healthcare market. Under his leadership, AeroCare achieved 20 years of consecutive revenue growth, driven by a combination of strong organic growth and targeted acquisitions. Mr. Griggs received his B.S.B.A. in Business Management from East Tennessee State University, and his B.S.B.A. in Accounting (Summa Cum Laude) from the University of Central Florida.

About AdaptHealth Corp.

AdaptHealth is a leading provider of home healthcare equipment, medical supplies to the home and related services in the United States. AdaptHealth provides a full suite of medical products and solutions designed to help patients manage chronic conditions in the home, adapt to life and thrive. Product and services offerings include (i) sleep therapy equipment, supplies and related services (including CPAP and bi PAP services) to individuals suffering from obstructive sleep apnea, (ii) medical devices and supplies to patients for the treatment of diabetes (including continuous glucose monitors and insulin pumps), (iii) home medical equipment (HME) to patients discharged from acute care and other facilities, (iv) oxygen and related chronic therapy services in the home, and (v) other HME medical devices and supplies on behalf of chronically ill patients with wound care, urological, incontinence, ostomy and nutritional supply needs. The Company is proud to partner with an extensive and highly diversified network of referral sources, including acute care hospitals, sleep labs, pulmonologists, skilled nursing facilities, and clinics. AdaptHealth services beneficiaries of Medicare, Medicaid and commercial insurance payors. AdaptHealth services approximately 1.8 million patients annually in all 50 states through its network of 269 locations in 41 states. Learn more at www.adapthealth.com.

Forward-Looking Statements

This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding projections, estimates and forecasts of revenue and other financial and performance metrics and projections of market opportunity and expectations and the Company’s acquisition pipeline. These statements are based on various assumptions and on the current expectations of AdaptHealth management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on, by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company.

These forward-looking statements are subject to a number of risks and uncertainties, including the outcome of judicial and administrative proceedings to which the Company may become a party or governmental investigations to which the Company may become subject that could interrupt or limit the Company’s operations, result in adverse judgments, settlements or fines and create negative publicity; changes in the Company’s clients’ preferences, prospects and the competitive conditions prevailing in the healthcare sector; and the impact of the recent coronavirus (COVID-19) pandemic and the Company’s response to it. A further description of such risks and uncertainties can be found in the Company’s filings with the Securities and Exchange Commission. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company presently knows or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this press release. The Company anticipates that subsequent events and developments will cause the Company’s assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Contacts

AdaptHealth Corp.

Jason Clemens, CFA

Chief Financial Officer

jclemens@adapthealth.com

Brittany Lett

Vice President, Marketing

(646) 394-9207

blett@adapthealth.com

The Equity Group Inc.

Devin Sullivan

Senior Vice President

(212) 836-9608

dsullivan@equityny.com

Kalle Ahl, CFA

Vice President

(212) 836-9614

kahl@equityny.com

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